Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Wix.com Ltd. 2013 Employee Stock Purchase plan and Wix.com Ltd. 2013 Incentive Compensation Plan of our report dated April 12, 2016 with respect to the consolidated financial statements of Wix.com Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

Tel Aviv, Israel May 05, 2016	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global